Exhibit 3.35
CORPORATE ACCESS NUMBER: 2011936792

BUSINESS CORPORATION ACT
CERTIFICATE
OF
INCORPORATION
1193679 ALBERTA LTD.
WAS INCORPORATED IN ALBERTA ON 2005/09/21.

Incorporate Alberta Corporation — Registration Statement

Service Request
Number:	7745970
Alberta
Corporation Type:	Numbered Alberta Corporation
Legal Entity Name:	1193679 ALBERTA LTD.
French Equivalent
Name:
Nuans Number:
Nuans Date:
French Nuans
Number:
French Nuans Date:

REGISTERED
ADDRESS
Street:	4200, 150 - 6TH AVENUE SW
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7

RECORDS
ADDRESS
Street:	4200, 150 - 6TH AVENUE SW
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7

ADDRESS FOR
SERVICE BY
MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:	SEE ATTACHED “SHARE STRUCTURE”.

Share Transfers	SUBJECT TO THE PROVISIONS OF A UNANIMOUS
Restrictions:	SHAREHOLDER AGREEMENT, NO SHARES OF THE CORPORATION
SHALL BE TRANSFERRED WITHOUT THE SANCTION OF A MAJORITY OF
THE DIRECTORS OF THE CORPORATION.
Number of
Directors:
Min Number Of Directors:	1
Max Number Of Directors:	15
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	SEE ATTACHED “OTHER RULES OR PROVISIONS”.

Professional
Endorsement
Provided:
Future Dating
Required:
Registration Date:	2005/09/21

Director

Last Name:	SWARTOUT
First Name:	HANK
Middle Name:	B.
Street/Box Number:	4200, 150 - 6TH AVENUE SW
City:	CALGARY
Province:	ALBERTA
Postal code:	T2P 3Y7
Country:
Resident Canadian:	Y

Last Name:	STRONG
First Name:	DOUG
Middle Name
Street/Box Number:	4200, 150 - 6TH AVENUE SW
City:	CALGARY

Province:	ALBERTA
Postal Code:	T2P 3Y7
Country:
Resident Canadian:	Y
Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2005/09/21
Other Rules or Provisions	ELECTRONIC	2005/09/21

Registration Authorized By:	DALE SPACKMAN INCORPORATOR

Articles of Incorporation
For
1193679 ALBERTA LTD.

Share Structure:	SEE ATTACHED “SHARE STRUCTURE”.
Share Transfers Restrictions:	SUBJECT TO THE PROVISIONS OF A UNANIMOUS
SHAREHOLDER AGREEMENT, NO SHARES OF THE
CORPORATION SHALL BE TRANSFERRED WITHOUT THE
SANCTION OF A MAJORITY OF THE DIRECTORS OF THE
CORPORATION.
Number of Directors:
Min Number of Directors:	1
Max Number of Directors:	15
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	SEE ATTACHED “OTHER RULES OR PROVISIONS”.

Registration Authorized By:	DALE SPACKMAN INCORPORATOR

SHARE STRUCTURE
OF
1193679 ALBERTA LTD.
(the “Corporation”)
     The Corporation is authorized to issue an unlimited number of shares, designated as Common Shares. The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:
1. The holders thereof shall have the right to vote at any meeting of shareholders of the Corporation;
2. The holders thereof shall have the right to receive any dividend declared by the Corporation;
3. The holders thereof shall have the right to receive the remaining property of the Corporation on its dissolution, liquidation, winding-up or other distribution of its property among its shareholders for the purpose of winding-up its affairs.
     The foregoing rights, privileges, restrictions and conditions are subject to the rights, privileges, restrictions and conditions attaching to any other class of shares now or hereafter created and expressed to rank in priority to the Common Shares.

OTHER RULES OR PROVISIONS
OF
1193679 ALBERTA LTD.
(the “Corporation”)
1. The number of shareholders of the Corporation, exclusive of:
1.1 persons who are in its employment or that of an affiliate (within the meaning of the Securities Act (Alberta)), and
1.2 persons who, having been formerly in its employment or that of an affiliate (within the meaning of the Securities Act (Alberta)), were, while in that employment, shareholders of the Corporation and have continued to be shareholders of that Corporation after termination of that employment, is limited to not more than fifty persons, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.
2. Any invitation to the public to subscribe for securities of the Corporation is prohibited.
3. The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

Exhibit 3.35
CORPORATE ACCESS NUMBER: 2011936792
BUSINESS CORPORATIONS ACT
CERTIFICATE
OF
AMENDMENT
1193679 ALBERTA LTD.
CHANGED ITS NAME TO PRECISION OILFIELD PERSONNEL SERVICES LTD.
ON 2006/05/12.

This is to certify that this is an original
Certificate produced by [ILLEGIBLE]
of [ILLEGIBLE] Corporate Services Inc.
who is an accredited user of the
Corporate Registry system.

Name Change Alberta Corporation — Registration Statement
Alberta Amendment Date: 2006/05/12

Service Request Number:	8668238
Corporate Access Number:	2011936792
Legal Entity Name:	1193679 ALBERTA LTD.
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	PRECISION OILFIELD PERSONNEL SERVICES LTD.
New French Equivalent Name:
Nuans Number:	86613277
Nuans Date:	2006/05/12
French Nuans Number:
French Nuans Date:

Professional Endorsement Provided:
Future Dating Required:

Annual Return
No Records returned
Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2005/09/21
Other Rules or Provisions	ELECTRONIC	2005/09/21

Registration Authorized By:	DARREN J. RUHR
SECRETARY

Articles of Amendment
Business Corporations Act
Section 29 or 177

1. Name of Corporation	2. Corporate Access Number
1193679 ALBERTA LTD.	2011936792
3. Item number 1 of the Articles of the above named corporation are amended in accordance with Section 173(1)(a) of the Business Corporations Act.
With respect to Article 1 of the Articles of Incorporation dated 2005/09/21 and filed with the Registrar of Companies on the 21st day of September 2005, the name of the Corporation shall be changed from 1193679 Alberta Ltd. to
“PRECISION OILFIELD PERSONNEL SERVICES LTD.”

Darren J. Ruhr	Darren J. Ruhr	May 12, 2006

Authorized Signature	Name of Person Authorizing (please print)	Date
(applicable for societies only)

DL# 97628-259	Corporate Secretary

Identification	Title (please print)
(not applicable for societies)
This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act. Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Box 3140, Edmonton, Alberta T5J 2G7, (780) 427-7013.
REG 3054 (Rev. 2003/05)